Exhibit 23.4
TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers
As independent petroleum engineers, we hereby consent to the incorporation by reference of our firm’s report letter dated January 20, 2026, on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics with respect to certain leasehold and royalty interests of Crescent Energy Company (the “Company”), prepared for the Company as of December 31, 2025, into this Registration Statement on Form S-3 (the “Registration Statement”) of the Company, including any amendments thereto. We also hereby consent to the references to our firm contained in the Registration Statement, including in the prospectus under the heading “Experts.”

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
Houston, Texas
October 8, 2026

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